Exhibit 5.1

Address: 845 Texas Avenue, Suite 200, Houston, Texas 77002 | Tel: 346.348.0239 | Website: www.kessepllc.com

December 24, 2024

The Glimpse Group, Inc.

15 West 38th Street, 12th Floor

New York, NY 10018

Ladies and Gentlemen:

We have acted as counsel to The Glimpse Group, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of (i) 1,990,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) and (ii) pre-funded warrants to purchase up to 760,000 shares of Common Stock (the “Pre-Funded Warrants”), pursuant to a Securities Purchase Agreement, dated December 23, 2024 (the “Purchase Agreement”), between the Company and the purchaser named on the signature page thereto (the “Offering”). The shares of Common Stock issuable upon exercise of the Pre-Funded Warrants are hereinafter referred to as the “Warrant Shares” and, together with the Shares and the Pre-Funded Warrants, are referred to collectively as the “Securities.”

The offer and sale of the Securities are being registered under the Securities Act pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-268027), which became effective on November 30, 2022 (such registration statement, as amended to the date hereof, is referred to herein as the “Registration Statement”).

As such counsel, we have examined originals, or copies certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement and the notice of effectiveness with respect to the Registration Statement;

(ii)	the Purchase Agreement;

(iii)	the form of Pre-Funded Warrant; and

(iv)	the prospectus supplement relating to the Offering dated December 23, 2024 (the “Prospectus Supplement”).

We have also reviewed such other documents, corporate records and other instruments, and such questions of law, as we have deemed necessary or appropriate for the purpose of this opinion.

As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company. In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.	The Shares have been duly authorized, and when issued and sold by the Company pursuant to the terms of the Purchase Agreement and upon receipt by the Company of full payment therefor in accordance with the Purchase Agreement, will be validly issued, fully paid and non-assessable.

2.	When the Pre-Funded Warrants have been (i) duly executed and delivered in accordance with the Purchase Agreement and (ii) duly issued and delivered against payment of the purchase price therefor in accordance with the Purchase Agreement, the Pre-Funded Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.	The Warrant Shares have been duly authorized and, when issued and delivered by the Company pursuant to the terms of the Pre-Funded Warrants and upon receipt by the Company of full payment of the applicable exercise price thereof in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Nevada, and we do not express any opinion herein concerning any law other than the laws of the State of Nevada.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated the date hereof related to the Offering. We also hereby consent to the use of our name under the caption “Legal Matters” in the Prospectus Supplement.

In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

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This opinion is furnished pursuant to Item 601 of Regulation S-K and cannot be relied on for any other purpose.

Very truly yours,

/s/ Kesse PLLC

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